                                                      Registration No. 33-______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                    WASHINGTON REAL ESTATE INVESTMENT TRUST
             (Exact name of Registrant as specified in its charter)


        DISTRICT OF COLUMBIA                         53-0261100
-----------------------------------------         --------------------
(State or other jurisdiction                      I.R.S. Employer
of incorporation or organization)                 Identification No.

                                                  BENJAMIN H. DORSEY, ESQ.
10400 CONNECTICUT AVENUE                          GENERAL COUNSEL AND SECRETARY
KENSINGTON, MARYLAND                              10400 CONNECTICUT AVENUE
(301) 929-5900                                    KENSINGTON, MARYLAND
(Address and telephone number of Registrant's     (301) 929-5900
principal executive offices)                      (Name, address and telephone
                                                  number of agent for service)


                        1991 INCENTIVE STOCK OPTION PLAN
                      AND TWO NON-QUALIFIED SHARE OPTIONS
                            (Full Title of the Plan)

                             ----------------------


      The Commission is requested to send copies of all communications to:
                            JEFFREY E. JORDAN, ESQ.
                        ARENT FOX KINTNER PLOTKIN & KAHN
                         1050 CONNECTICUT AVENUE, N.W.
                            WASHINGTON, D.C.  20036

                             ----------------------

                        CALCULATION OF REGISTRATION FEE



  Title of securities to     Amount to be     Proposed maximum offering       Proposed maximum aggregate      Amount of
  be registered              registered       price per share(1)              offering price(1)               registration fee
  ----------------------------------------------------------------------------------------------------------------------------
  Shares of Beneficial         1,226,335             $15.375                       $18,854,900.63               $6,501.69
  Interest, no par value          60,000              11.71                            702,600.00                  242.28
                                   9,091              19.25                            175,001.75                   60.35
                              ----------                                          ---------------               ---------
  Total                        1,295,426                                           $19,732,502.38               $6,804.32

(1) Pursuant to Rule 457(h)(1), based on the exercise prices of outstanding options and, with respect to shares not subject to outstanding options, the average of the high and low prices reported in the consolidated reporting system as of October 20, 1995, which is within five business days prior to the date of the filing of this Registration Statement.

==============================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Registrant's Registration Statement on Form S-3, Registration No. 33-60581, as amended.

         2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         3. The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995.

         4.      The Registrant's Current Report on Form 8-K dated August 22,
1995.

         5. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1994.

         6.      Registrant's Form 8-A Registration Statement filed pursuant to
Section 12 of the Exchange Act, containing a description of the Registrant's shares of beneficial interest ("Shares"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         David M. Osnos, a trustee of the Registrant, is a partner in the firm of Arent Fox Kintner Plotkin & Kahn.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amendment to the Registrant's Declaration of Trust dated June 24, 1987 provides that no Trustee or officer of the Registrant shall be personally liable, in tort, contract or otherwise, in connection with the Registrant's property or the affairs of the Registrant, or on account of his own acts or omissions to the Registrant, or to any shareholder, Trustee, officer or agent thereof except for (i) any breach of the duty of loyalty of the Trustee or the officer to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any transaction from which the Trustee or officer derived any improper personal benefit. All persons shall look solely to the Registrant's property for satisfaction of claims of any nature in connection with the affairs of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Exhibit Index on page 7.

ITEM 9.  UNDERTAKINGS

         (a)     The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kensington, State of Maryland, on the 20th day of October, 1995.

                                     WASHINGTON REAL ESTATE INVESTMENT TRUST


                                     By:  /s/ Edmund B. Cronin, Jr.
                                          -------------------------------
                                          President and Chief
                                          Executive Officer

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Edmund B. Cronin, Jr. and Benjamin H. Dorsey, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


SIGNATURES                                 TITLE                             DATE
----------                                 -----                             ----
/s/ Arthur A. Birney                       Chairman of the                   October 20, 1995
--------------------------                 Trustees
Arthur A. Birney



/s/ William N. Cafritz                     Trustee                           October 20, 1995
--------------------------
William N. Cafritz


/s/ Edmund B. Cronin, Jr.                  Trustee, President                October 20, 1995
----------------------------------         and Chief Executive
Edmund B. Cronin, Jr.                      Officer



/s/ Benjamin H. Dorsey                     Trustee                           October 20, 1995
--------------------------
Benjamin H. Dorsey

/s/ Larry E. Finger                        Senior Vice President             October 20, 1995
----------------------------------         and Chief Financial
Larry E. Finger                            Officer (Principal
                                           Accounting Officer)



/s/ B. Franklin Kahn                       Trustee                           October 20, 1995
----------------------------------
B. Franklin Kahn


/s/ David M. Osnos                         Trustee                           October 20, 1995
----------------------------------
David M. Osnos


/s/ Stanley P. Snyder                      Trustee                           October 20, 1995
----------------------------------
Stanley P. Snyder

                                 EXHIBIT INDEX



Exhibit                                                                                       Page
-------                                                                                       ----
4.       Instruments defining the rights of security holders

         (a)      The Registrant's 1991 Incentive Stock Option Plan, as amended
                  (incorporated by reference to Exhibit 10(b) to Amendment No.
                  2 to the Registrant's Registration Statement on Form S-3,
                  Registration No. 33-60581, filed July 17, 1995)

         (b)      Nonqualified Stock Option Agreement dated June 27, 1990 with
                  B. Franklin Kahn (incorporated by reference to Exhibit 10(c) to Amendment No. 2 to the Registrant's Registration Statement on
                  Form S-3, Registration No. 33-60581, filed July 17, 1995)

         (c)      Nonqualified Stock Option Agreement dated December 14, 1994 with
                  Edmund B. Cronin, Jr. (incorporated by reference to Exhibit 10(d) to
                  Amendment No. 2 to the Registrant's Registration Statement on Form S-3,
                  Registration No. 33-60581, filed July 17, 1995)

5.   Opinion of Arent Fox Kintner Plotkin & Kahn
     re: validity of securities registered  . . . . . . . . . . . . . . . . . . . . . . . .   8

23.  Consents of experts and counsel

         (a)     Consent of Price Waterhouse
                 Independent Public Accountants   . . . . . . . . . . . . . . . . . . . . .  10

         (b)     Consent of Arent Fox Kintner
                 Plotkin & Kahn (counsel): included
                 in exhibit 5

24.  Power of Attorney: included on signature page.